Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
STATE NATIONAL BANCSHARES, INC.
A Texas Corporation

PREAMBLE
     These Amended and Restated Bylaws (the “Bylaws”) are subject to, and governed by, the Texas Business Corporation Act and the articles of incorporation of State National Bancshares, Inc. (the "Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the articles of incorporation of the Corporation, such provisions of the Texas Business Corporation Act or the articles of incorporation of the Corporation, as the case may be, will be controlling.
ARTICLE ONE: OFFICES
     1.01 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of Texas.
     1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the Corporation may require.
ARTICLE TWO: SHAREHOLDERS
     2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held during each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.
     2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the person or persons calling such special meeting as provided in Section 2.02 above. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein. The board of directors may determine that a meeting may be held solely by means of remote communication in accordance with Texas law.
     2.04 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the shareholders, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.
     2.05 Voting List. At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. The Corporation is not required to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list shall be produced at the meeting, and at all times during such meeting shall be subject to inspection by any shareholder. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to the shareholders with the notice of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list.

     2.06 Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.
     2.07 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the articles of incorporation, or these Bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.
     2.08 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the articles of incorporation, or these Bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

     2.09 Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation. Such stock transfer books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Each such proxy shall be filed with the secretary of the Corporation before, or at the time of, the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.
     2.10 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any reconvening thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     2.11 Officers’ Duties at Meetings. The president shall preside at, and the secretary shall prepare minutes of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.
     2.12 Notice of Shareholder Business and Nominations.
     (a) Annual Meetings of Shareholders.
     (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders pursuant to the Corporation’s notice of meeting delivered pursuant to Section 2.04 of these Bylaws (i) by or at the direction of the chairman of the board of directors, or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) of this Bylaw and who is a shareholder of record at the time such notice is delivered to the secretary of the Corporation.
     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Bylaw, (i) the shareholder must give timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (a) as to a nomination for director, (i) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made and (ii) as to each person whom the shareholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of such business, and any material interest in the business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder and beneficial owner, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) a representation that such shareholder intends to appear in person or by proxy at the meeting to make or bring the nomination or proposal, respectively, before the meeting.
     (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04 of these Bylaws. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the secretary of the Corporation. Nominations by shareholders of persons for election to the board of directors may be made at such a special meeting of shareholders by giving the notice required by paragraph (a)(2) of this Bylaw to the secretary at the principal executive offices of the Corporation except that such notice will be deemed to be timely received by the Corporation only if it is received by the secretary not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.
     (c) General.
     (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as director and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.
     (2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE THREE: DIRECTORS
     3.01 Management; BBVA Designees. The business and property of the Corporation shall be managed by the board of directors, and subject to the restrictions imposed by law, the articles of incorporation, or these Bylaws, the board of directors may exercise all the powers of the Corporation. Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) shall be entitled to appoint one or more then serving Directors as BBVA Designees. BBVA shall appoint a BBVA Designee by delivery of a written notice to the Board of Directors, the Chairman, the President or the Secretary of the Corporation which shall set forth the name of the individual so appointed. Such notice shall be placed in the minute book of the Corporation. From time to time, BBVA, in its sole discretion, may replace a BBVA Designee with another then serving Director by written notice to the Board of Directors, the Chairman, the President or the Secretary of the Corporation which shall set forth the name of such replacement. Such notice shall be placed in the minute book of the Corporation.
     3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be not less than one. The first board of directors shall consist of the number of directors named in the articles of incorporation. Thereafter, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States. In addition, the board of directors may appoint such advisory directors as it determines from time to time to be appropriate. Advisory directors shall not have the right to vote on any matter brought before the board of directors for a vote. Advisory directors may receive such compensation, including the issuance of stock options, as the board of directors determines is appropriate. Any advisory directors may be removed by the board of directors, with or without cause and with or without notice at any time.
     3.03 Changes in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the articles of incorporation.
     3.04 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.
     3.05 Vacancies. Any vacancy occurring in the board of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors; provided that such majority must include at least two BBVA Designees, unless BBVA provides that a lesser number of BBVA Designees shall be sufficient in any notice appointing BBVA Designees. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any vacancies in such directorship(s) may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the articles of incorporation.
     3.06 Place of Meetings. The board of directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Texas as the board of directors may from time to time determine.
     3.07 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.
     3.08 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.
     3.09 Special Meetings; Notice. Special meetings of the board of directors shall be held whenever called by the president or by the secretary on the written request of two (2) directors, or if there are five

(5) or fewer directors, on the written request of one (1) director. The person calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least one (1) day before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.
     3.10 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors, who are serving immediately before the meeting begins, shall constitute a quorum for the transaction of business, and vacancies on the board of directors shall be disregarded in determining a quorum. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the articles of incorporation, or these Bylaws; provided that such majority or supermajority must include at least two BBVA Designees, unless BBVA provides that a lesser number of BBVA Designees shall be sufficient in any notice appointing BBVA Designees.
     3.11 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.
     3.12 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     3.13 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefore.

ARTICLE FOUR: COMMITTEES
     4.01 Designation. The board of directors may designate executive and other committees.
     4.02 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by the board of directors. The number of committee members may be increased or decreased from time to time by the board of directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal, as a committee member or as a director.
     4.03 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:
     (a) amending the articles of incorporation;
     (b) approving a plan of merger or consolidation;
     (c) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;
     (d) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;
     (e) amending, altering, or repealing these Bylaws or adopting new bylaws;
     (f) filling vacancies in the board of directors or of any committee;
     (g) filling any directorship to be filled by reason of an increase in the number of directors;
     (h) electing or removing officers or committee members;
     (i) fixing the compensation of any committee member; or
     (j) altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

     4.04 Committee Changes; Removal. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors, only if, in the judgment of the board of directors, the best interests of the Corporation will be served thereby.
     4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
     4.06 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
     4.07 Quorum; Majority Vote. At meetings of any committee, a majority of the members designated by the board of directors and actually serving on the committee (not including vacancies) shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the articles of incorporation, or these Bylaws.
     4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.
     4.09 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
     4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
     4.11 Advisory Committees. The board of directors, from time to time, may appoint one or more advisory committees which would be comprised of any number of, or no, directors and one or more non-

directors (whether ex-officio or otherwise) and may elect to compensate such advisors as deemed to be appropriate. Such committees will be considered advisory committees only, created to provide certain information to the board of directors as from time to time may be deemed necessary and desirable. Members of advisory committees may vote, if they so choose, among themselves regarding information to be presented and recommendations to be made to the board. No advisory committee nor any member thereof shall have the right or power to bind the board or the Corporation in any manner, nor shall they be deemed to be directors of the Corporation. The members of any advisory committee will be provided with indemnification in accordance with the articles of incorporation of the Corporation. The board of directors may, at any time, remove any member of an advisory committee with or without cause and without notice.
ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
     5.01 Notice. Whenever by law, the articles of incorporation, or these Bylaws, notice is required to be given to any shareholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such shareholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a shareholder, the stock transfer records of the Corporation, (c) on consent of a shareholder, director, or committee member, by electronic transmission, or (d) by any other method permitted by law. Shareholders, directors, and committee members may specify the form of electronic transmission to be used to communicate notice and may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, cable, or similar means shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director, or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director, or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director, or committee member at the address provided by the shareholder, director, or committee member for the purpose of alerting the shareholder, director, or committee member of a posting; or (iv) communicated to the shareholder, director, or committee member by any other form of electronic transmission consented to by the shareholder, director, or committee member.

     5.02 Waiver of Notice. Whenever by law, the articles of incorporation, or these Bylaws, any notice is required to be given to any committee member, shareholder, or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a committee member, shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The business to be transacted at or the purpose of a regular or special meeting of shareholders, directors, or committee members is not required to be specified in a written waiver of notice or a waiver by electronic transmission.
     5.03 Telephone or Remote Communication Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or other means of remote communication equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Shareholders may be considered present in person and may vote at a meeting of shareholders held solely by means of remote communication if (a) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder; (b) the Corporation implements reasonable measures to provide the shareholders at the meeting by means of remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of a meeting substantially concurrently with the proceedings; and (c) the Corporation maintains a record of any shareholder vote or other action taken at the meeting by means of remote communication.
     5.04 Action Without Meeting.
     (a) Written Consents. Any action which may be taken, or is required by law, the articles of incorporation, or these Bylaws to be taken, at a meeting of shareholders, the directors, or any committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such shareholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person; provided, however, if the Corporation’s articles of incorporation permit action by less than unanimous consent of shareholders, the articles of incorporation shall control. The consent may be in one or more counterparts so long as each shareholder, director, or committee member signs one of the counterparts. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder, director, or committee member may be substituted or used instead of the original writing. The signed consent shall be placed in the minute books of the Corporation.
     (b) Electronic Consents. A telegram, telex, cablegram, or other electronic transmission by a shareholder, director, or committee member consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder, director, or committee member, as the case may be, and the date on which the shareholder, director, or committee member transmitted the transmission. The date of transmission shall be deemed to be the date on which the consent was signed. Consent given by telegram, telex, cablegram, or other electronic transmission by a shareholder may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the books in which proceedings of shareholder meetings are recorded.
ARTICLE SIX: OFFICERS AND OTHER AGENTS
     6.01 Number; Titles; Election; Term; Qualification. The officers of the Corporation shall be a president and secretary, and if the board of directors determines appropriate, one or more vice presidents (and, in the case of each vice president, with such descriptive title, if any, as the board of directors shall determine), and a treasurer. The Corporation may also have a chairman of the board, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the board of directors may from time to time elect or appoint. The board of directors shall elect a president and secretary and such other officers as it deems appropriate at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Any person may hold any number of offices. No officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

     6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.
     6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.
     6.05 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.
     6.06 Chairman of the Board. The chairman of the board shall have such powers and duties as may be prescribed by the board of directors.
     6.07 President. Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the board of directors, the president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The president may, without limitation, agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation.
     6.08 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

     6.09 Treasurer. The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.
     6.10 Assistant Treasurers. Each assistant treasurer shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.
     6.11 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, stock ledgers, and such other stock books and papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.
     6.12 Assistant Secretaries. Each assistant secretary shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant secretary continuously) shall exercise the powers of the secretary during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.
ARTICLE SEVEN: CERTIFICATES AND SHARES
     7.01 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.
     7.02 Certificates for Certificated Shares. The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer; however, the signatures of any of such officers may be facsimiles. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.
     7.03 Issuance. Shares with or without par value may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 above and such additional information as may be required by Article 2.19 of the Texas Business Corporation Act as currently in effect and as the same may be amended from time to time hereafter.
     7.04 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, promissory notes, labor done (including services actually performed or future services to be performed for the Corporation), or property (tangible or intangible) actually received. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.
     7.05 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:
     (a) Claim. Makes proof by affidavit, in form and substance satisfactory to the board of directors, that a previously issued certificate representing shares has been lost, destroyed, or stolen;
     (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
     (c) Bond. Delivers to the Corporation a bond in such form, with such surety or sureties, and with such fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and
     (d) Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.
     7.06 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by section 8.107 of the Texas Uniform

Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.02 above and such additional information as may be required by Article 2.19 of the Texas Business Corporation Act as currently in effect and as the same may be amended from time to time hereafter.
     7.07 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.
     7.08 Legends. The board of directors shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the board of directors in order for the Corporation to comply with applicable federal or state securities or other laws.
     7.09 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.
ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
     8.01 Dividends. Subject to provisions of applicable statutes and the articles of incorporation, dividends may be declared by and at the discretion of the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.
     8.02 Reserves. The board of directors may create out of funds of the Corporation legally available therefore such reserve or reserves out of the Corporation’s surplus as the board of directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation. The board of directors may modify or abolish any such reserve.

     8.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.
     8.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the board of directors does not defer its determination of the fiscal year, the fiscal year shall be the calendar year.
     8.05 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.
     8.06 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.
     8.07 Resignation. Any director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving notice in writing or by electronic transmission to the board of directors, the president, or the secretary. Such resignation shall take effect at the time specified in the statement at the board of directors’ meeting or in the written or electronically transmitted notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted.
     8.08 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
     8.09 Amendment of Bylaws. The power to amend or repeal these Bylaws or to adopt new bylaws is vested in the board of directors, but is subject to the right of the shareholders to amend or repeal these Bylaws or to adopt new bylaws.

     8.10 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.
     8.11 Headings; Table of Contents. The headings and table of contents used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.